--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 31, 2002

                          Allied Waste Industries, Inc.

               (Exact name of registrant as specified in charter)




                                    Delaware

                 (State or other jurisdiction of incorporation)


         0-19285                                   88-0228636

(Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                                         85260
(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700


                                 Not Applicable

          (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 5.       Other Events


On July 31, 2002 Allied Waste Industries, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2002 and updating guidance for the full year 2002. The press release along with unaudited supplemental data is provided herein.

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                ALLIED WASTE REPORTS SECOND QUARTER 2002 RESULTS
                   AND UPDATES GUIDANCE FOR THE FULL YEAR 2002


Scottsdale, AZ - July 31, 2002 - Allied Waste Industries, Inc. (NYSE: AW) today announced financial results for the second quarter ended June 30, 2002 and provided updated guidance for the full year 2002.

For the second quarter ended June 30, 2002, EBITDA (earnings before interest, taxes, depreciation and amortization) was $448.0 million on revenues of $1.402 billion, compared to adjusted EBITDA of $513.1 million on revenues of $1.413 billion in the second quarter of 2001. Net income available to common shareholders was $34.0 million, or $0.18 per share in the second quarter of 2002, including an after-tax expense of ($14.6) million, or ($0.07) per share, related to the interest rate swap contracts that the company de-designated at the end of 2001 in accordance with FASB Statement 133. In direct comparison with the consensus earnings estimate of $0.24 per share compiled by First Call, the company reported earnings of $0.25 per share for the second quarter.

For the second quarter of 2001, adjusted net income available to common shareholders was $43.9 million, or $0.22 per share. The results for 2001 include goodwill amortization, without which the company's second quarter 2001 earnings would have been $0.44 per share. The adjusted EBITDA, net income and earnings per share amounts for 2001 exclude $7.2 million of pretax acquisition related expenses.

During the second quarter 2002, free cash flow was $47.5 million. Total debt was $9.25 billion at June 30, 2002 and the cash balance increased $70.2 million from March 31, 2002 to $160.1 million at June 30, 2002. Free cash flow is defined as EBITDA plus other non-cash items, less cash interest, cash taxes, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital (excluding expenditures against non-recurring acquisition accruals).

For the six months ended June 30, 2002, EBITDA was $852.1 million on revenues of $2.718 billion. Net income available to common shareholders was $66.3 million or $0.34 per share. Free cash flow for the six months ended June 30, 2002 was $83.3 million.

"We continue to manage the business effectively and generate positive cash flow as supported by our 32% EBITDA margins in the second quarter," said Tom Van Weelden, Chairman and CEO of Allied Waste. "With no significant debt maturities in 2002 and an undrawn revolver with more than $700 million of capacity at June 30, 2002, we continue to maintain reliable liquidity in the business. We remain confident that we will achieve our goal of reducing debt below $9 billion by year-end 2002.

Mr. Van Weelden continued, "In light of these reported results for the first half of the year and our recently updated view of the second half of the year, we expect to report EBITDA for 2002 of approximately $1.75 billion and free cash flow of approximately $300 million."

Allied Waste will host a conference call related to the second quarter earnings on Wednesday, July 31st at 5:00 p.m. EDT. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A playback of the call will be available on the site after the call. Allied Waste has also filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of June 30, 2002, the Company operated 342 collection companies, 169 transfer stations, 167 active landfills and 65 recycling facilities in 39 states.

Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the Company's future plans, objectives or goals. These statements include: (a) statements regarding the generation of approximately $300 million of free cash flow in 2002; (b) statements relating to reduction of the Company's debt balance to under $9.0 billion by the end of 2002; and (c) statements regarding EBITDA for 2002 of approximately $1.75 billion.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, (1) continuing weakness in the U.S. economy in 2002 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by the Company, increased competitive pressure on pricing and generally make it more difficult for the Company to predict economic trends; (2) the Company may be impeded in the successful integration of acquired businesses and its market development efforts; (3) a change in interest rates or a reduction in the Company's cash flow could impair the Company's ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges;
(5) divestitures by the Company may not raise funds exceeding financing needed for acquisitions in 2002; and (6) severe weather conditions could impair the Company's operating results.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2001. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                          For the Three                    For the Three
                                           Months Ended         % of        Months Ended         % of
                                          June 30, 2002      Revenue       June 30, 2001         Revenue
                                          -------------   -----------    ----------------     ----------
Revenue............................ $      1,401,920         100.0%      $      1,412,865          100.0%
Cost of operations.................          834,608          59.5%               799,501           56.6%
Selling, general and administrative
  expenses.........................          119,320           8.5%               100,246            7.1%
Depreciation and amortization......          125,866           9.0%               115,026            8.1%
Goodwill amortization (A)..........               --                               56,463            4.0%
                                         ------------    -----------       --------------       ----------
  Operating income before acquisition        322,126          23.0%               341,629           24.2%
  related and unusual costs........

Acquisition related and unusual                   --                                7,249            0.5%
costs..............................     -------------    -----------       --------------       ----------

  Operating income.................          322,126          23.0%               334,380           23.7%

Equity in earnings of
  unconsolidated subsidiaries......               --                              (4,967)           (0.4)%

Interest expense and other (B).....          230,005          16.4%              213,895            15.1%
                                        ------------    -----------       --------------        ----------
  Net income before income taxes...           92,121           6.6%              125,452             8.9%
Income tax expense.................           38,421           2.8%               71,322             5.0%
Minority interest..................              493           0.0%                  972             0.1%
                                        -------------    -----------        -------------       ----------
Net income ........................           53,207           3.8%               53,158             3.8%
Preferred dividends................           19,252           1.4%               18,050             1.3%
                                        -------------    -----------       --------------       ----------
  Net income to common
  shareholders..................... $         33,955           2.4%      $        35,108            2.5%
                                        =============    ===========      ===============       ==========

Weighted average  common and
  common equivalent shares.....              193,914                             195,670
                                        =============                     ================
Income per common share............ $           0.18                     $          0.18
                                        =============                     ================
Adjusted income per common share ..              N/A                     $          0.22 (C)
                                        =============                     ================

-------------------------------------------------------------------------------------------------------------
EBITDA............................. $        447,992          32.0%      $       505,869             35.8%
Adjusted EBITDA....................              N/A            N/A      $       513,118 (C)         36.3%
-------------------------------------------------------------------------------------------------------------

(A) In accordance with SFAS 142, "Goodwill and Other Intangible Assets", amortization of goodwill ceased on January 1, 2002. The Company has completed its evaluation and determined that all goodwill is recoverable under SFAS 142 guidelines as of January 1, 2002.

(B) The 2002 interest expense and other includes a $24.3 million loss ($14.6 million, after tax) related to interest rate swap contracts that were de-designated on December 31, 2001, in accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". The loss consists of a mark to market net loss and amortization of accumulated other comprehensive income related to the de-designated interest rate swap contracts. See detail of interest expense and other on page 7.

(C) Adjusted EBITDA and income per common share in 2001 removes the impact of acquisition related expenses of $7.2 million and the related tax effect of these items of $1.6 million.


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                            For the Six                           For the Six
                                           Months Ended         % of             Months Ended          % of
                                          June 30, 2002       Revenue           June 30, 2001         Revenue
                                         --------------     ----------          -------------       ---------
 Revenue............................   $      2,717,595         100.0%      $      2,766,703          100.0%
 Cost of operations.................          1,624,018          59.8%             1,579,565           57.1%
 Selling, general and administrative
   expenses.........................            241,444           8.9%               202,691            7.3%
 Depreciation and amortization......            245,524           9.0%               228,635            8.3%
  Goodwill amortization (A)..........                --                              113,027            4.1%
                                         ---------------    ----------          --------------      ---------
   Operating income before
   acquisition related and
   unusual costs....................            606,609          22.3%               642,785           23.2%


 Acquisition related and unusual costs              --                                12,747            0.4%
 Non-cash loss on asset sale........                --                               107,011            3.9%
                                          --------------    ----------          --------------      ---------
   Operating income.................            606,609          22.3%               523,027           18.9%

 Equity in earnings of  unconsolidated
   subsidiaries.....................                 --                              (14,072)          (0.5)%
 Interest expense and other (B).....            427,227          15.7%               430,640           15.6%
                                          --------------    ----------          --------------      ---------
   Net income before income taxes...            179,382           6.6%               106,459            3.8%
 Income tax expense.................             73,942           2.8%                59,580            2.1%
 Minority interest..................              1,115           0.0%                 2,719            0.1%
                                          --------------    ----------          --------------      ---------
  Net income before extraordinary
   loss.............................            104,325           3.8%                44,160            1.6%
 Extraordinary loss, net of income
   tax benefit ....................                 --                                 9,453            0.3%
                                           -------------   ----------           -------------      ---------
 Net income ........................            104,325          3.8%                 34,707            1.3%
 Preferred dividends................             37,992          1.4%                 35,620            1.3%
                                           -------------   ----------           -------------     ----------
  Net income (loss) to common
    shareholders...................   $         66,333           2.4%      $            (913)         (0.0)%
                                          ==============   ==========           =============     ==========
Weighted average  common and
  common equivalent shares.....                193,846                               195,277
                                          ==============                        =============
Income per common share............   $           0.34                     $            --
                                          ==============                        =============
Adjusted income per common share ..                N/A                     $            0.36 (C)
                                          ==============                        =============

---------------------------------------------------------------------------------------------------------------
EBITDA.............................   $        852,133          31.4%      $        864,689           31.3%
Adjusted EBITDA....................                N/A            N/A      $        984,447 (C)       35.6%
---------------------------------------------------------------------------------------------------------------

(A) In accordance with SFAS 142, "Goodwill and Other Intangible Assets", amortization of goodwill ceased on January 1, 2002. The Company has completed its evaluation and determined that all goodwill is recoverable under SFAS 142 guidelines as of January 1, 2002.

(B) The 2002  interest  expense and other  includes a $16.4  million  loss ($9.8 million, after tax) related to interest rate swap contracts that were de-designated on December 31, 2001, in accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". A mark to market net gain is offset by amortization of accumulated other comprehensive income related to the de-designated interest rate swap contracts. See detail of interest expense and other on page 8.

(C) Adjusted EBITDA and income per common share in 2001 removes the impact of acquisition related expenses of $12.7 million, non-cash loss on asset sale of $107.0 million and the related tax effect of these items of $58.5 million and an extraordinary loss, net of tax of $9.5 million.


                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                          Statement of operations data
          (amounts in thousands, except per share data and percentages)
                                   (unaudited)



                                                              For the Three Months Ended June 30,
                                                                   2002                2001
                                                          --------------------- ---------------------

  Revenue --
   Gross revenue.......................................     $      1,711,130      $       1,712,587
   Less intercompany revenue...........................             (309,210)              (299,722)
                                                         -------------------    ---------------------
    Revenue...........................................      $      1,401,920      $       1,412,865
                                                         ====================   =====================

Revenue Mix (based on gross revenue) --
  Collection..........................................                 61.7%                  61.9%
  Disposal............................................                 31.9%                  32.0%
  Recycling...........................................                  3.9%                   3.4%
  Other...............................................                  2.5%                   2.7%
                                                           ------------------   ---------------------
    Total.............................................                100.0%                 100.0%
                                                           ==================   =====================


Internalization Based on Disposal Volumes.............                   66%                    67%
                                                           ==================   =====================
Landfill Volumes in Tons..............................                18,496                18,571
                                                           ==================   =====================

Internal Growth - Year over Year (excluding commodity):
Price.................................................                (2.3)%                   1.5%
Volume................................................                  0.4%                   0.5%
                                                           ------------------   ---------------------
    Total.............................................                (1.9)%                   2.0%
                                                           ==================   =====================


Average price increases to customers..................                  2.1%                   3.5%
                                                           ==================   =====================
Internal Growth Year over Year (including commodity)..                (1.8)%                 (2.4)%
                                                           ==================   =====================

Interest Expense and Other--
  Interest expense, gross.............................     $         186,995      $        217,623

  Cash settlement of de-designated interest rate swap
    contracts (previously recorded in interest expense,
    gross).............................................               14,620                  --
                                                           ------------------   ---------------------
                                                                     201,615              217,623
  Interest income.....................................                (1,335)              (1,902)
  Capitalized interest for development projects.......                (5,740)             (12,459)
  Accretion of debt and amortization of debt issuance
    costs.............................................                11,138               10,633
                                                           ------------------   ---------------------
                                                                     205,678              213,895
                                                           ------------------   ---------------------
  Non-cash loss on de-designated interest rate swap
    contracts (previously recorded in accumulated other
    comprehensive income in shareholders' equity).....                15,477                  --
  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                 8,850                  --
                                                           ------------------   ---------------------

      Interest expense and other......................     $         230,005      $       213,895
                                                            =================   =====================




                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                          Statement of operations data
          (amounts in thousands, except per share data and percentages)
                                   (unaudited)

                                                                 For the Six Months Ended June 30,
                                                                    2002                    2001
                                                            ------------------   ---------------------

Revenue --
  Gross revenue.......................................      $       3,301,259    $       3,346,571
  Less intercompany revenue...........................               (583,664)            (579,868)
                                                            ------------------   ---------------------
    Revenue...........................................      $       2,717,595    $       2,766,703
                                                            ==================   =====================
Revenue Mix (based on gross revenue) --
  Collection..........................................                  62.9%                  62.5%
  Disposal............................................                  31.1%                  30.9%
  Recycling...........................................                   3.5%                   3.6%
  Other...............................................                   2.5%                   3.0%
                                                            ------------------   ---------------------
    Total.............................................                 100.0%                 100.0%
                                                            ==================   =====================
Internalization Based on Disposal Volumes.............                    67%                    68%
                                                            ==================   =====================
Landfill Volumes in Tons..............................                 34,820                34,728
                                                            ==================   =====================
Internal Growth - Year over Year (excluding commodity):
Price.................................................                  (1.5)%                  1.6%
Volume................................................                  (0.4)%                  0.2%
                                                            ------------------   ---------------------
    Total...............................................                (1.9)%                  1.8%
                                                            ==================   =====================


Average price increases to customers..................                    1.4%                  3.2%
                                                            ==================   =====================
Internal Growth Year over Year (including commodity)..                  (2.4)%                 (2.0)%
                                                            ==================   =====================

Interest Expense and Other--
  Interest expense, gross.............................      $         374,420    $          438,648
  Cash settlement of de-designated interest rate swap
    contracts (previously recorded in interest expense,
    gross)..............................................               29,029                   --
                                                            ------------------   ---------------------
                                                                      403,449               438,648
  Interest income.....................................                 (2,459)               (3,797)
  Capitalized interest for development projects.......                (12,349)              (25,173)
  Accretion of debt and amortization of debt issuance
    costs.............................................                 22,139                20,962
                                                            ------------------   ---------------------
                                                                      410,780               430,640
                                                            ------------------   ---------------------
  Non-cash gain on de-designated interest rate swap
    contracts (previously recorded in accumulated other
    comprehensive income in shareholders' equity).....                 (1,253)                  --
  Amortization of accumulated other comprehensive income
    for de-designated interest rate swap contracts....                 17,700                   --
                                                            ------------------   ---------------------
      Interest expense and other......................      $         427,227    $          430,640
                                                            ==================   ======================



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                             (amounts in thousands)
                                   (unaudited)

                                                               For the Three           For the Six
                                                                Months Ended           Months Ended
                                                                June 30, 2002          June 30, 2002
                                                            --------------------    --------------------
Acquisitions --
  Annualized revenue acquired.............................  $             207       $          10,049
  Annualized revenue acquired (after intercompany
   eliminations)..........................................  $             207       $          10,049

Divestitures --
  Annualized revenue divested.............................  $              --       $            (510)
  Annualized revenue divested (after intercompany
   eliminations).........................................   $              --       $            (510)

Capital Expenditures --
  Fixed asset purchases...................................  $          41,921       $         255,752
  Cell development........................................             58,129                  93,926
                                                            --------------------    --------------------
             Total........................................  $         100,050       $         349,678
                                                            ====================    ====================

Days sales outstanding....................................             44 days
                                                            ====================

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                               BALANCE SHEET DATA
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                                                                           June 30,            December 31,
                                                                                             2002                  2002
                                                                                  ---------------------      --------------------

ASSETS
  Current assets --
  Cash and cash equivalents.....................................................    $       160,109         $         158,841
  Accounts receivable, net of allowance of $28,344 and $31,876..................            746,477                   751,416
  Prepaid and other current assets..............................................            108,404                   132,026
  Deferred income taxes, net....................................................            150,363                   156,203
                                                                                  ---------------------     --------------------
    Total current assets........................................................          1,165,353                 1,198,486
  Property and equipment, net...................................................          4,137,132                 4,010,886
  Goodwill, net.................................................................          8,562,301                 8,556,877
  Other assets, net.............................................................            378,121                   580,844
                                                                                  ---------------------     --------------------
    Total assets................................................................    $    14,242,907         $      14,347,093
                                                                                  =====================     ====================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt.............................................    $       211,152         $          22,130
  Accounts payable..............................................................            386,847                   456,063
  Accrued closure, post-closure and environmental costs.........................            127,144                   126,885
  Accrued interest..............................................................            188,620                   192,872
  Other accrued liabilities.....................................................            356,481                   402,816
  Unearned revenue..............................................................            242,045                   232,769
                                                                                  ---------------------     --------------------
    Total current liabilities...................................................          1,512,289                 1,433,535

  Long-term debt, less current portion..........................................          9,039,394                 9,237,503
  Deferred income taxes.........................................................            504,502                   418,836
  Accrued closure, post-closure and environmental costs.........................            874,555                   878,006
  Other long-term obligations...................................................            426,757                   624,390
  Commitments and contingencies
  Series A senior convertible preferred stock, 1,000 shares authorized, issued
    and outstanding, liquidation preference of $1,207 and $1,169 per share......          1,207,029                 1,169,044
  Stockholders' equity --
  Common stock..................................................................              1,966                     1,962
  Additional paid-in capital....................................................          1,022,303                 1,055,353
  Other comprehensive loss......................................................            (63,797)                  (85,120)
  Retained deficit..............................................................           (282,091)                 (386,416)
                                                                                  ---------------------     --------------------
    Total stockholders' equity..................................................            678,381                   585,779
                                                                                  ---------------------     --------------------
    Total liabilities and stockholders' equity..................................    $    14,242,907         $      14,347,093
                                                                                  =====================     ====================


                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)


Cash provided by operations for the three months ended June 30, 2002 of $132.8 million, is after $20.9 million spent on non-recurring acquisition accruals. During the three months ended June 30, 2002, our cash balance increased by $70.2 million generated from cash from operations of $132.8 million, an increase in debt of $31.4 million and net cash inflow from other investing activities of $6.1 million after funding capital expenditures of $100.1 million. At June 30, 2002, the current portion of our outstanding debt was $211.2 million, of which $27.0 million is anticipated to be repaid during the remainder of 2002.


                                                   ------------------------
                                                        At June 30, 2002
                                                   ------------------------
                                                 (in millions, except ratios)

Revolver Availability:
      Capacity Commitment.............................   $        1,291.0
      Less:  Borrowings...............................                --
      Less:  Letters of Credit outstanding.............             590.0
                                                     ----------------------
      Total Availability..............................  $           701.0
                                                     ======================

Credit Facility Covenants:
      Debt / EBITDA..............................                   5.16x
      Covenant Maximum...........................                   5.75x
      EBITDA in excess of covenant requirement...   $              157.0

      EBITDA / Total Interest....................                   2.17x
      Covenant Minimum...........................                   2.00x
      EBITDA in excess of covenant requirement...   $              131.1



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF CASH FLOWS DATA
                             (amounts in thousands)
                                   (unaudited)

                                                                                          Three Months Ended
                                                                                              June 30, 2002
                                                                                         ----------------------

Operating activities --
  Net income..........................................................................    $          53,207
  Adjustments to reconcile net income to cash provided by operating activities --
  Provisions for:
    Depreciation and amortization.....................................................              125,866
    Doubtful accounts.................................................................                4,008
    Accretion of debt and amortization of debt issuance costs.........................               11,138
    Deferred income taxes.............................................................               29,218
    Gain on sale of assets............................................................               (1,822)
    Non-cash gain on de-designated interest rate swap contracts.......................               15,477
    Amortization of accumulated other comprehensive income for de-designated interest
     rate swap contracts..............................................................                8,850
  Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
    Accounts receivable, prepaid expenses, inventories and other......................              (44,641)
    Accounts payable, accrued liabilities, unearned income and other..................              (43,925)
    Expenditures against non-recurring acquisition accruals...........................              (20,881)
  Closure and post-closure provision..................................................               18,148
  Closure and post-closure expenditures...............................................              (13,457)
  Environmental expenditures..........................................................               (8,363)
                                                                                          ---------------------
Cash provided by operating activities.................................................              132,823

Investing activities --
    Cost of acquisitions, net of cash acquired........................................                  (95)
    Capital expenditures, excluding acquisitions......................................             (100,050)
    Capitalized interest..............................................................               (5,740)
    Proceeds from sale of fixed assets................................................                8,811
    Change in deferred acquisition costs, notes receivable, and other.................                4,195
                                                                                          ---------------------
Cash used for investing activities....................................................              (92,879)
                                                                                          ---------------------
Financing activities --
    Net proceeds from exercise of stock options.......................................                1,378
    Proceeds from long-term debt, net of issuance costs...............................              167,823
    Payments of long-term debt........................................................             (138,961)
                                                                                          ---------------------
Cash provided by financing activities.................................................               30,240
                                                                                          ---------------------
Increase in cash and cash equivalents.................................................               70,184
Cash and cash equivalents, beginning of period........................................               89,925
                                                                                          ---------------------
Cash and cash equivalents, end of period..............................................    $         160,109
                                                                                          =====================


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                   (amounts in thousands, except percentages)
                                   (unaudited)
                                                                           For the Three          For the Six
                                                                           Months Ended           Months Ended
                                                                           June 30, 2002         June 30, 2002
                                                                        -------------------    -----------------

Free Cash Flow:
    EBITDA.........................................................     $       447,992         $     852,133
    Other non-cash items:
      Closure and post-closure provision..........................               18,148                35,332
      Doubtful accounts...........................................                4,008                10,221
      Gain on sale of assets......................................               (1,822)               (3,623)

Less:  Cash interest..................................................         (240,663)             (407,093)
       Cash taxes.....................................................          (19,639)              (22,135)
       Closure, post-closure and environmental expenditures...........          (21,820)              (33,999)
       Capital expenditures, excluding acquisitions...................         (100,050)             (349,678)
       Changes in working capital.....................................          (88,566)              (10,508)
       Remove change in accrued interest and accrued taxes from
          working capital.............................................           49,913                12,628
                                                                         ----------------       ----------------
       Free cash flow ................................................           47,501                83,278

          Expenditures against non-recurring acquisition accruals.....          (20,881)              (46,948)
          Market development and other investing activities, net......           12,911               (20,644)
          Increase in cash............................................          (70,184)               (1,268)
          Accretion and other.........................................             (777)               (5,331)
                                                                         ----------------       ----------------
          Change in debt..............................................   $      (31,430)        $       9,087
                                                                         ================       ================


       Debt balance at beginning of period............................   $    9,219,116         $   9,259,633
       Change in debt.................................................           31,430                (9,087)
                                                                         ----------------       ----------------
       Debt balance at end of period..................................   $    9,250,546         $   9,250,546
                                                                         ================       ================


                                                                                   At June 30, 2002
                                                                                   ----------------
Capital Structure:
    Long-term debt (including current portion)........................              $    9,250,546
    Equity (including series A senior convertible preferred stock)....                   1,885,410
                                                                                   ----------------
    Debt to total capitalization......................................                        83.1%
                                                                                   ================


                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                              (amounts in millions)
                                   (unaudited)

Debt Maturity Schedule as of June 30, 2002:


                Debt                   2002        2003       2004         2005         2006        2007     Thereafter       Total
----------------------------------     ----        ----       ----         ----         ----        ----     ----------      -------
Revolving Credit Facility..........$     --    $    --     $     --    $     --    $      --    $     --   $        --   $     --
Tranche A term loan................      --       111.7       450.0       525.0           --          --            --     1,086.7
Tranche B term loan................      --         --           --          --        810.9          --            --       810.9
Tranche C term loan................      --         --           --          --           --       973.1            --       973.1
6.10% BFI Senior notes.............      --       156.7          --          --           --          --            --       156.7
7.375% Senior notes................      --          --       225.0          --           --          --            --       225.0
7.875% BFI Senior notes............      --          --          --        69.5           --          --            --        69.5
7.625% Senior notes................      --          --          --          --        600.0          --            --       600.0
8.785% Senior notes due 2008.......      --          --          --          --           --          --         600.0       600.0
8.50% Senior notes due 2008........      --          --          --          --           --          --         750.0       750.0
6.375% BFI Senior notes
  due 2008.........................      --          --          --          --           --          --         161.2       161.2
7.875% Senior notes due 2009.......      --          --          --          --           --          --         875.0       875.0
10.00% Senior Sub Notes
  due 2009.........................      --          --          --          --           --          --       2,000.0     2,000.0
9.25% BFI debentures due 2021......      --          --          --          --           --          --          99.5        99.5
7.40% BFI debentures due 2035......      --          --          --          --           --          --         360.0       360.0
Other Debt.........................    27.0         45.5        43.4        53.8       114.5         --          299.5       583.7
                                   ----------  ---------   ---------   ----------  -----------  ---------  -----------  ----------
Total principal due................$   27.0    $   313.9   $   718.4   $   648.3   $ 1,525.4    $  973.1   $   5,145.2   $ 9,351.3
Discount, net......................                                                                                         (100.8)
                                                                                                                          ---------
Total debt  balance ...............                                                                                      $ 9,250.5
                                                                                                                          =========

Note 1
Free cash flow available to repay debt in excess of the current year's maturities will be ratably applied to future maturities of the Credit Facility.

Note 2
Consistent with Allied's "Financing Plan" as disclosed in the 2001 Form 10-K, we anticipate refinancing the Credit Facility which consists of the Revolving Credit Facility, Tranche A term loan, Tranche B term loan and Tranche C term loan by late 2003 or early 2004.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                     ALLIED WASTE INDUSTRIES, INC.


  By:                     /s/ THOMAS W. RYAN
         ------------------------------------------------------
                            Thomas W. Ryan
          Executive Vice President & Chief Financial Officer



Date:  July 31, 2002

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                     ALLIED WASTE INDUSTRIES, INC.


  By:
         ------------------------------------------------------
                            Thomas W. Ryan
          Executive Vice President & Chief Financial Officer



Date: July 31, 2002